Consent of Independent Public Accountants

            The Board of Directors
            Aspen Bancshares, Inc.

                 We  consent to  the incorporation  by reference  in the
            1996 Annual Report (Form 10-K) pertaining to Aspen Bancshares, Inc. of our report dated January 24, 1997, with respect to the consolidated financial statements of Aspen Bancshares, Inc. for the year ended December 31, 1996 included in the Current Report (Form 8-K, dated March 7,
            1997).

            Dalby, Wendland & Co. P.C.
            Grand Junction, Colorado
            March 26, 1997